UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results on the matters considered by the stock holders of American Electric Technologies, Inc., (“the Company”) at the Annual Meeting held on May 13, 2013 were as follows:

1.	To elect five members to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Arthur G. Dauber	4,593,825	251,161	2,035,973
J. Hoke Peacock II	4,593,565	251,421	2,035,973
Peter Menikoff	4,799,986	45,000	2,035,973
Neal Dikeman	4,802,986	42,000	2,035,973
Charles M. Dauber	4,596,825	248,161	2,035,973
Casey Crenshaw*	1,000,000	- 0 -	- 0 -

*	elected by written consent of the holder of the Company’s Series A Convertible Preferred Stock.

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2013. There were no Broker Non-Votes.

Votes For	Votes Against	Votes Withheld
6,858,679	19,522	2,758

3.	Advisory resolution to approve executive compensation.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
4,809,236	33,472	2,278	2,035,973

4.	Frequency of advisory vote to approve executive compensation

1 Year	2 Year	3 Year	Votes Withheld
2,246,574	1,542,678	3,581,310	2,238

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 17, 2013	By:	/s/ Andrew L. Puhala
Senior Vice President and CFO